UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 5, 2015

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01   Regulation FD Disclosure

As previously announced on September 18, 2014, the Company began operating under a new structure effective October 1, 2014 and in January 2015 will report results under its seven new segments for the first quarter of fiscal year 2015.

The new segments are:

•	Industrial Gases—Americas

•	Industrial Gases—EMEA (Europe, Middle East and Africa)

•	Industrial Gases—Asia

•	Industrial Gases—Global

•	Materials Technologies

•	Energy-from-Waste

•	Corporate

Each of the three regional Industrial Gases segments (Americas, EMEA, Asia) includes, with respect to such region, all onsite Air Separation Units (ASUs producing primarily oxygen, nitrogen and argon), Hydrogen/HyCO Plants (producing primarily hydrogen, carbon monoxide, syngas and steam), and the regional Merchant Gases businesses (including liquid/bulk, packaged gases and related equipment). The Industrial Gases - Global segment includes atmospheric sale of equipment (SOE) businesses, such as ASUs and noncryogenic generators, as well as global resources associated with the Industrial Gases business. The Materials Technologies segment includes the Electronics Materials and Performance Materials businesses, but excludes the previous Electronics tonnage gases business which is now part of the three regional Industrial Gases segments. The Energy-from-Waste segment includes the Tees Valley projects in the U.K. The Corporate segment includes two on-going global businesses (LNG and Helium containers SOE), the polyurethane intermediates business that was exited in early fiscal year 2014, and corporate supporting functions that benefit all of the business segments. Supporting functions that support a specific business are allocated directly to the related segment.

The Company is issuing this Current Report on Form 8-K to provide historical financial information to investors that is comparable to the format in which results will be presented for the first quarter of fiscal year 2015. The schedules in Exhibit 99.1 include unaudited quarterly consolidated and segment information for fiscal years 2014 and 2013. The information provided excludes the impacts of discontinued operations and is presented on a non-GAAP basis to reflect supplemental financial information our management uses internally to evaluate the operating performance of our businesses. Adjusted EBITDA by segment is defined as segment operating income plus equity affiliate income, but excludes depreciation and amortization expense. We believe this provides a useful operational metric for the measurement of cash flows generated by each segment.

Item 9.01.   Financial Statements and Exhibits

d.	Exhibits

99.1	Unaudited quarterly consolidated and segment information for fiscal years 2014 and 2013 and unaudited annual consolidated and segment information for fiscal years 2012 and 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: January 5, 2015	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Corporate Secretary and Chief Governance Officer

Exhibit Index

Exhibit No.	Description

99.1	Unaudited quarterly consolidated and segment information for fiscal years 2014 and 2013 and unaudited annual consolidated and segment information for fiscal years 2012 and 2011.

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